Arthur Andersen



Consent of Independent Public Accountants

To the Shareholders and Trustees of
Pioneer Money Market Trust



     As independent public accountants, we hereby consent to the use of our report on Pioneer Cash Reserves Fund dated February 4, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 19 and Amendment No. 20 to Registration Statement File Nos. 33-13179 and 811-5099, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
April 27, 2000